MASTER FRANCHISE AGREEMENT


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                                                 TABLE OF CONTENTS

1.       DEFINITIONS...........................................................1
         1.1.     "Affiliate"..................................................1
         1.2.     "Business Day"...............................................1
         1.3.     "Capitalized Lease"..........................................1
         1.4.     "Charter System".............................................1
         1.5.     "EBITDA".....................................................1
         1.6.     "Fair Market Value of the Franchise".........................1
         1.7.     "Franchise Agreement"........................................1
         1.8.     "Franchised Business"........................................2
         1.9.     "Hospital/RTC Based Behavioral Healthcare Business"..........2
         1.10.    "Interest"...................................................2
         1.11.    "Joint Ventures".............................................2
         1.12.    "Licensed Marks".............................................2
         1.13.    "New Products"...............................................2
         1.14.    "OpCo Franchise Agreements"..................................2
         1.15.    "OpCo Franchisees"...........................................2
         1.16.    "OpCo's Business"............................................2
         1.17.    "Prime Rate".................................................2
         1.18.    "Qualified Appraiser"........................................2
         1.19.    "Supermajority Vote of the Board"............................3
         1.20.    "Territory"..................................................3
         1.21.    "Transaction Documents"......................................3

2.       GRANT AND ACCEPTANCE OF FRANCHISE.....................................3
         2.1.     Existing Facilities..........................................3
         2.2.     New Facilities...............................................3
         2.3.     Condition....................................................4

3.       GUARANTY OF FRANCHISEE OBLIGATIONS....................................4
         3.1.     Definition of "Obligations"................................  4
         3.2.     Guaranty...................................................  4
         3.3.     OpCo's Liability Absolute..................................  5
         3.4.     Additional Waivers.........................................  5
         3.5.     Parties Benefitted.........................................  5
         3.6.     Continuing Effect..........................................  6
         3.7.     Scope of Guaranty..........................................  6


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4.       TERM..................................................................6
         4.1.     Initial Term.................................................6
         4.2.     Extended Term................................................6
         4.3.     Determination of Annual Continuing Fee for Extended Terms....7
         4.4.     Appraisal....................................................7
         4.5.     New Annual Continuing Fee....................................9

5.       ANNUAL CONTINUING FEES................................................9
         5.1.     Annual Continuing Fee........................................9
         5.2.     Definition of "Contract Year"................................9
         5.3.     Monthly Installments........................................10
         5.4.     Annual Continuing Fee for Short Contract Year...............10
         5.5.     Credit for Payments by OpCo Franchisees.....................10
         5.6.     Payment Following Contract Year End.........................10
         5.7.     Taxes.......................................................10
         5.8.     OpCo Gross Revenues.........................................11
         5.9.     Additional Remedies for Past Due Annual Continuing Fees.....12
         5.10.    Subordination...............................................12
         5.11.    Interest....................................................12
         5.12.    Negotiation of Fees.........................................13

6.       THE CHARTER SYSTEM.................................................. 13

7.       MANAGED CARE AGREEMENTS/PREFERRED PROVIDER STATUS....................13

8.       OPERATION OF CALL CENTER.............................................14

9.       ENHANCEMENT OF THE CHARTER SYSTEM....................................14

10.      MANAGEMENT CONTRACTS/JOINT VENTURES/CONSULTING
         AGREEMENTS...........................................................15

11.      ADVERTISING AND MARKETING............................................15
         11.1.    Annual Expenditures.........................................15
         11.2.    Approval of Advertising.....................................15

12.      STATEMENTS, RECORDS AND FEE PAYMENTS.................................15
         12.1.    Maintenance of Records; Audit Rights........................15
         12.2.    Tax Reports.................................................16
         12.3.    Reports.....................................................16
         12.4.    Unaudited Periodic Statements...............................16
         12.5.    Audited Annual Statement....................................16


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13.      ADDITIONAL COVENANTS OF OPCO.........................................17
         13.1.    Covenant During Term........................................17
         13.2.    Covenant Not to Compete Post-Term...........................17
         13.3.    Acknowledgment of Reasonableness............................17
         13.4.    Confidential Information....................................17
         13.5.    Confidential Agreements with Certain Employees..............18
         13.6.    Severability................................................18

14.      FRANCHISOR COVENANT NOT TO COMPETE...................................19

15.      NEGATIVE COVENANTS OF OPCO...........................................19
         15.1.    Restriction of Indebtedness.................................19
         15.2.    Restrictions on Liens.......................................19
         15.3.    Dividends and Redemptions...................................19
         15.4.    Acquisitions and Investments................................19
         15.5.    Liquidation; Merger; Disposition of Assets..................19
         15.6.    Salaries and Other Compensation.............................20
         15.7.    Affiliates..................................................20
         15.8.    Business Activities.........................................20
         15.9.    No Bankruptcy...............................................20

16.      TRANSFER AND ASSIGNMENT..............................................20
         16.1.    Assignment by Franchisor....................................20
         16.2.    Assignment by OpCo..........................................20
         16.3.    Consent Not a Waiver........................................21
         16.4.    Consequences of Permitted Assignment to Crescent............21
         16.5.    Parties Bound and Benefitted................................22

17.      RIGHTS OF AGGRIEVED PARTY UPON DEFAULT...............................22
         17.1.    Franchisor's Right to Terminate.............................22
         17.2.    OpCo's Right to Terminate...................................22
         17.3.    Franchisor's Right to Participate in Involuntary Bankruptcy
                  Petition................................................... 23
         17.4.    Other Remedies............................................. 23

18.      INSURANCE............................................................23
         18.1.    Maintenance of Insurance....................................23
         18.2.    Notices of Claims under Insurance Policies..................23
         18.3.    Notices of Other Claims/Events..............................23

19.      INDEMNIFICATION AND INDEPENDENT CONTRACTOR...........................23
         19.1.    Indemnification and Hold Harmless.......................... 23
         19.2.    Independent Contractor..................................... 24

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20.      WRITTEN APPROVALS, WAIVERS AND AMENDMENT............................ 24
         20.1.    Prior Approvals............................................ 24
         20.2.    No Waiver.................................................. 24
         20.3.    Written Amendments......................................... 24

21.      ENFORCEMENT......................................................... 24
         21.1.    Inspections.................................................24
         21.2.    No Right to Offset..........................................25

22.      REPRESENTATION OF FRANCHISOR.........................................25

23.      ENTIRE AGREEMENT.....................................................25

24.      NOTICES..............................................................25

25.      GOVERNING LAW AND DISPUTE RESOLUTION.................................27
         25.1.    Governing Law...............................................27
         25.2.    Arbitration/Litigation......................................27

26.      SEVERABILITY, CONSTRUCTION AND OTHER MATTERS.........................28
         26.1.    Severability................................................28
         26.2.    Regulatory Reports..........................................28
         26.3.    Counterparts................................................29
         26.4.    Table of Contents, Headings and Captions....................29

                           MASTER FRANCHISE AGREEMENT

         THIS MASTER FRANCHISE AGREEMENT is made and entered into this 17th day of June, 1997 by and between Magellan Health Services, Inc., a Delaware corporation ("Magellan"), and its wholly-owned subsidiary, Charter Franchise Services, LLC, a Delaware limited liability company (together, hereinafter referred to as the "Franchisor"), and Charter Behavioral Health Systems, LLC, a Delaware limited liability company (hereinafter referred to as "OpCo").


                              W I T N E S S E T H :

     In consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.       DEFINITIONS

     In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below:

     1.1. "Affiliate" shall mean any person, firm or corporation, which, directly or indirectly, controls, is controlled by, or is under common control with, OpCo.

     1.2. "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the States of Texas or Georgia are authorized by law or executive action to close.

     1.3. "Capitalized Lease" shall mean any lease which is capitalized on the books of the lessee, or should be so capitalized under generally accepted accounting principles.

     1.4. "Charter System" shall have the meaning ascribed to it in the recitals to the Franchise Agreement.

     1.5. "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization of OpCo on a consolidated basis as shown on OpCo's monthly financial statements regularly prepared by OpCo.

     1.6. "Fair Market Value of the Franchise" shall mean, for the purposes of determining the Annual Continuing Fee (as hereinafter defined) for each Extended Term (as hereinafter defined), the amount which is the fair market value of the rights granted to OpCo under and pursuant to this Agreement and the rights granted to OpCo and OpCo Franchisees under and pursuant to the OpCo Franchise Agreements, for a one-year period.

     1.7. "Franchise Agreement" shall mean the Charter Franchise Services, LLC Franchise Agreement attached as Exhibit 1 hereto.


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     1.8.  "Franchised  Business"  shall have the meaning  ascribed to it in the recitals to the Franchise Agreement.

     1.9. "Hospital/RTC Based Behavioral Healthcare Business" shall have the meaning ascribed to it in the recitals to the Franchise Agreement.

     1.10. "Interest" shall have the meaning ascribed to it in the Operating Agreement (as defined in Section 1.21).

     1.11. "Joint Ventures" shall mean the "Existing Joint Ventures" (as listed on Exhibit 3 hereto) and all other similar arrangements of OpCo for so long as OpCo is an equity owner in any Joint Venture or so long as OpCo has a services agreement with an Existing Joint Venture on the terms contemplated in Section
7.9 of the Contribution Agreement.

     1.12. "Licensed Marks" shall have the meaning ascribed to it in the recitals to the Franchise Agreement.

     1.13. "New Products" shall have the meaning ascribed to it in Section 1.3 of the Franchise Agreement.

     1.14. "OpCo Franchise Agreements" shall mean each and all of the Franchise Agreements entered into pursuant to Article 2 of this Agreement.

     1.15. "OpCo Franchisees" shall mean as of any particular date all of the entities designated as Franchise Owners under and pursuant to the OpCo Franchise Agreements except that OpCo Franchisees as of any particular date shall not include any entity that is not OpCo or in which OpCo does not have voting control through stock ownership.

     1.16. "OpCo's Business" shall mean and include the business of OpCo and all OpCo Franchisees on a consolidated basis.

     1.17. "Prime Rate" shall mean the prime rate of interest published from time to time by the Wall Street Journal.

     1.18. "Qualified Appraiser" shall mean an appraiser who is not in control of, controlled by or under common control with either OpCo or Franchisor and has not been an employee of OpCo or Franchisor or any affiliate with respect to either of OpCo or Franchisor at any time, who is qualified to appraise the Fair Market Value of the Franchise, and has been actively engaged in the appraisal of assets, rights, businesses and, to the extent reasonably practicable to locate such an appraiser, an appraiser who has been actively engaged in the appraisal of franchises, for a period of not less than five (5) years, immediately preceding his or her appointment hereunder.




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     1.19.  "Supermajority Vote of the Board" shall mean a vote of not less than
80% of the members of the entire Board of Directors of OpCo.

     1.20. "Territory" shall have the meaning ascribed to it in Section 1.1 of the Franchise Agreement.

     1.21. "Transaction Documents" shall mean this Agreement, the OpCo Franchise Agreements, the Master Lease Agreement dated as of the date hereof by and between Crescent Real Estate Funding VII, L.P., a Delaware limited partnership ("Crescent"), as Landlord, and OpCo and each of the Facility Subsidiaries listed on Exhibit C thereto, as Tenant (the "Facilities Lease"); the Operating Agreement of OpCo dated as of the date hereof (the "Operating Agreement") by and between Charter Behavioral Health Systems, Inc. and Crescent Operating, Inc., a Delaware corporation ("Crescent Operating"); the Warrant Purchase Agreements dated as of the date hereof between Magellan and Crescent Operating; the Warrant Purchase Agreement dated as of January 29, 1997, as amended, by and between Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, and Magellan, the Real Estate Purchase and Sale Agreement dated January 29, 1997, as amended, by and between Magellan and Crescent; the Contribution Agreement dated as of the date hereof by and between Magellan, Crescent Operating and OpCo, and the Subordination Agreement dated as of the date hereof between Franchisor, Crescent and OpCo.

2.       GRANT AND ACCEPTANCE OF FRANCHISE

     2.1. Existing Facilities. Subject to the terms and conditions hereof, immediately following the execution of this Agreement, Franchisor shall enter into a franchise agreement for each facility listed on Exhibit 2 hereto with the subsidiary of OpCo which leases such facility, and OpCo agrees to cause each subsidiary which operates a facility listed on Exhibit 2 to enter into a franchise agreement with Franchisor. Each franchise agreement shall be in the form of the Franchise Agreement, completed with the name of the Franchisee, the name of the business, the Territory and the fees to be inserted in Section 4.2 thereof; all in accordance with Exhibit 4 hereto.

     2.2. Certain Additional Covenants. The covenants and agreements set forth in Exhibit 5, including Attachment A thereto, are incorporated herein and deemed a part hereof. Each OpCo Franchisee shall be a third party beneficiary of the provisions of Exhibit 5 relating to Territories, Secondary Territories, and if applicable, RTC/CD Facilities, all as applicable to such OpCo Franchisee's respective Franchised Business.

     2.3. New Facilities. In the event that OpCo or a subsidiary of OpCo shall during the term hereof develop, acquire or lease any additional Hospital/RTC Based Behavioral Healthcare Business(es), Franchisor agrees to enter into a franchise agreement with OpCo or with the subsidiary of OpCo developing, acquiring or leasing each such Hospital/RTC Based Behavioral

Healthcare  Business,  subject to such Hospital/RTC Based Behavioral  Healthcare
Business's meeting, and each facility at which such Hospital/RTC Based Behavioral Healthcare Business is conducted meeting, Franchisor's reasonable standards and requirements (which shall be consistent with, and not more onerous than, the existing standards for OpCo Franchisees) and subject to such Hospital/RTC Based Behavioral Healthcare Business's not having any of its facilities in the Hospital/RTC Based Behavioral Healthcare Business (i) in the Territory of any other franchisee of Franchisor (subject to the franchisee affected thereby either, at such franchisee's option, waiving the prohibition or agreeing to amend such franchisee's franchise agreement to eliminate the conflict) or (ii) in a geographic area wherein Franchisor is prohibited from granting a franchise to operate a Hospital/RTC Based Behavioral Healthcare Business pursuant to any judgment, order or decree or pursuant to any contractual provision existing prior to the date of such development, acquisition or leasing. Each franchise agreement entered into pursuant to this
Section 2.3 shall be in the form of the Franchise Agreement, completed with the name of the OpCo Franchisee, the name of the business, the Territory, as reasonably specified by Franchisor utilizing the guidelines set forth in Exhibit 6 hereto and the fees inserted in Section 4.2 (such fees to be as reasonably specified by Franchisor); it being understood that for so long as such franchisee is an OpCo Franchisee, no additional fees (other than such as result from increases in OpCo Gross Revenues) will be due to Franchisor from OpCo.

     2.4. Condition. Franchisor's obligation to enter into any Franchise Agreement pursuant to Sections 2.1 and 2.3 hereof shall be subject to Franchisor's having complied with all federal and state laws, rules and regulations applicable to the execution and delivery of such Franchise Agreement. OpCo agrees to cooperate with Franchisor, and Franchisor and OpCo agree to use commercially reasonable best efforts to comply with all such laws, rules and regulations.



3.       GUARANTY OF FRANCHISEE OBLIGATIONS

     3.1. Definition of "Obligations".  The term "Obligations",  as used in this
Article 3, shall refer to any and all debts, obligations, and liabilities of each and every of the present and future OpCo Franchisees to Franchisor arising out of or relating to the OpCo Franchisees' respective Franchise Agreements with Franchisor, whether such Franchise Agreements and/or such debts, obligations and liabilities are heretofore, now, or hereafter made, incurred, or created, whether such debts, obligations and liabilities are voluntary or involuntary, liquidated or unliquidated, secured or unsecured, and including but not limited to contingent debts, obligations and liabilities, and including both principal and interest on such debts, obligations or liabilities, and whether or not any or all such debts, obligations and liabilities are or become unenforceable against OpCo Franchisees as a result of the operation of bankruptcy or insolvency laws.

     3.2. Guaranty. OpCo hereby (a) unconditionally guarantees the full and prompt payment and performance of the Obligations when due, whether by acceleration or otherwise, (b) agrees to pay all costs, expenses and reasonable attorneys' fees incurred by Franchisor in enforcing this guaranty and the Obligations and realizing on any collateral therefor, and (c) agrees to pay to Franchisor the amount of any payments which were made to Franchisor or another in full or partial satisfaction of the Obligations and which are recovered from Franchisor by a trustee, receiver, creditor or other party pursuant to applicable law. This is a guarantee of


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payment,  and not of collection.  Franchisor shall not be obligated to: (i) take any steps whatsoever to collect from, or to file any claim of any kind against any OpCo Franchisee, any guarantor, or any other person or entity liable for payment or performance of any of the Obligations, or (ii) take any steps whatsoever to protect, accept, obtain, enforce, take possession of, perfect its interest in, foreclose or realize on collateral or security, if any, for the payment or performance of any of the Obligations or any guarantee of any of the Obligations, or (iii) in any other respect exercise any diligence whatever in collecting or attempting to collect any of the Obligations by any means.

     3.3. OpCo's Liability Absolute. OpCo shall have the right to assert any defenses to enforcement of the Obligations that would be available to OpCo Franchisees, other than defenses based on bankruptcy or insolvency laws. However, except for the preceding sentence, OpCo's liability for payment and performance of the Obligations shall be absolute and unconditional. OpCo unconditionally and irrevocably waives each and every defense which, under principles of guarantee or suretyship law, would otherwise operate to impair or diminish such liability; and nothing whatever except actual full payment and performance to Franchisor of the Obligations shall operate to discharge OpCo's liability under this Article 3. Without limiting the generality of the foregoing, Franchisor shall have the exclusive right, which may be exercised from time to time without diminishing or impairing the liability of OpCo in any respect, and without notice of any kind to OpCo, to: (a) in connection with the relationship between Franchisor and any OpCo Franchisee under a Franchise Agreement, extend any credit to any OpCo Franchisee, (b) accept any collateral, security or guarantee for any Obligations or any other credit, (c) determine how, when and what application of payments, credits and collections, if any, shall be made on the Obligations and any other credit and accept partial payments, (d) determine what, if anything, shall at any time be done with respect to any collateral or security, (e) subordinate, sell, transfer, surrender, release or otherwise dispose of all or any of such collateral or security, and purchase or otherwise acquire any such collateral or security at foreclosure or otherwise, and (f) with or without consideration grant, permit or enter into any waiver, amendment, extension, modification, refinancing, indulgence, compromise, settlement, subordination, discharge or release of: (i) any of the Obligations and any agreement relating to any of the Obligations,
(ii) any obligations of any guarantor or other person or entity liable for payment or performance of any of the Obligations, and any agreement relating to such obligations and (iii) any collateral or security or agreement relating to collateral or security for any of the foregoing, provided that, with respect to
(c) and (d) relating to collateral or security, Franchisor must deal with any such collateral or security in a commercially reasonable manner.

     3.4. Additional Waivers. OpCo hereby unconditionally waives (a) presentment, notice of dishonor, protest, demand for payment and all notices of any kind, including without limitation: notice of acceptance hereof, notice of the creation of any of the Obligations (except as otherwise expressly required in this Agreement), notice of nonpayment, nonperformance or other default on any of the Obligations, and notice of any action taken to collect upon or enforce any of the Obligations against any Franchise Owner (as defined in the preamble to the Franchise Agreement), (b) any claim for contribution against any co-guarantor, until the Obligations have been paid or performed in full and such payments are not subject to any right of recovery, and (c) any setoffs against Franchisor which would otherwise impair Franchisor's rights against OpCo hereunder.

     3.5. Parties Benefitted. Subject to Section 16.1 below, the rights of Franchisor under this Article 3 shall inure to the benefit of Franchisor and its successors and assigns, including every holder or owner of any of the Obligations, and shall be binding upon OpCo and OpCo's successors and assigns.

     3.6. Continuing Effect. This is a continuing guarantee and shall continue in effect as to those of the Obligations arising out of or relating to each OpCo Franchise Agreement until Franchisor shall have received written notice of termination of that OpCo Franchise Agreement (hereinafter, a "Terminated Agreement") in accordance with its terms; provided that this guarantee shall continue in effect thereafter with respect to all Obligations which arise out of or are related to all OpCo Franchise Agreements of which such notice shall not have been received, and with respect to all Obligations which were incurred under a Terminated Agreement prior to Franchisor's receipt of such notice of termination.

     3.7. Scope of Guaranty. Nothing contained in this Article 3 shall cause the cumulative liability of OpCo and any OpCo Franchisee for any particular Obligation to exceed the amount of such Obligation; and the payment by OpCo, an OpCo Franchisee or another person (other than Franchisor) in full or partial satisfaction of any particular Obligation shall correspondingly reduce the liability of OpCo and the particular OpCo Franchisee for such Obligation, subject to subsection 3.2(c) above.

4.       TERM

     4.1. Initial Term. Unless sooner terminated pursuant to Article 16 hereof, this Agreement shall extend for an initial term (the "Initial Term") ending on the day prior to the anniversary date that is twelve (12) years from the date hereof, provided that if the date hereof is not the first day of a calendar month, then the Initial Term shall end on the last day of the calendar month in which occurs the date which would otherwise be the last day of the Initial Term.

     4.2. Extended Term. Provided that OpCo shall be in compliance with the terms and conditions hereof, and this Agreement shall be in full force and effect, OpCo shall, subject to Section 4.4 below, have the right to extend the term of this Agreement, for each of four (4) consecutive five (5)-five year renewal terms (collectively, the "Extended Terms").

     Each Extended Term shall commence on the day succeeding the expiration of the Initial Term or the preceding Extended Term, as the case may be. All of the terms, covenants and provisions of this Agreement shall apply to each such Extended Term, except that (x) the Annual Continuing Fee for each Extended Term shall be the Fair Market Value of the Franchise as determined for such Extended Term and shall be determined pursuant to Section 4.4 below and (y) OpCo shall have no right to extend the Term beyond the expiration of the Extended Terms. If OpCo shall elect to exercise any of the aforesaid options, it shall do so by giving Franchisor notice thereof not later than one (1) year prior to the scheduled expiration of the then current term of this Agreement (Initial Term or Extended Term, as the case may be), it being understood and agreed that time shall be of the essence with respect to the giving of such notice. OpCo may not exercise its option for more than one such Extended Term at a time. If OpCo shall fail to give any such notice, this Agreement shall automatically terminate at the end of the term then in effect and OpCo shall have no further option to extend the term of this Agreement. If OpCo shall give such notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that OpCo and Franchisor shall execute such documents and agreements as either party shall reasonably require to evidence the same. Notwithstanding the provisions of the previous sentence, if, subsequent to the giving of notice of its election to exercise its right to extend the term of this agreement OpCo shall cease to be in compliance with the terms and conditions hereof and such non-compliance shall be continuing, unless Franchisor shall otherwise consent in writing, the extension of this agreement shall automatically terminate at the end of the Initial Term or Extended Term then in effect, and OpCo shall have no further option to extend the term of this Agreement.

     4.3. Determination of Annual Continuing Fee for Extended Terms. The Annual Continuing Fee for each Extended Term shall be determined by the mutual agreement of OpCo and Franchisor within thirty (30) days after Franchisor receives OpCo's notice exercising its option to extend with respect to such Extended Term, but in no event earlier than twelve (12) months prior to the commencement of the applicable Extended Term. In the event OpCo and Franchisor are unable to agree on the Annual Continuing Fee for such Extended Term within such period, such Annual Continuing Fee shall be determined pursuant to appraisal in accordance with Section 4.4 below.

     4.4. Appraisal. In the event that it becomes necessary to determine the Fair Market Value of the Franchise and the parties cannot agree thereon, such Fair Market Value of the Franchise shall be determined upon the written demand of either party in accordance with the following procedure.

     The party requesting an appraisal, by notice given to the other, shall propose and unilaterally approve a Qualified Appraiser. The other party, by notice given within fifteen (15) days after receipt of such notice appointing the first Qualified Appraiser, may appoint a second Qualified Appraiser. If the other party fails to appoint the second Qualified Appraiser within such fifteen
(15)-day period, such party shall have waived its right to appoint a Qualified Appraiser, the first Qualified Appraiser shall appoint a second Qualified Appraiser within fifteen (15) days thereafter, and the Fair Market Value of the Franchise shall be determined by the Qualified Appraisers as set forth below.

     The two Qualified Appraisers shall thereupon endeavor to agree upon the Fair Market Value of the Franchise. If the two Qualified Appraisers so named cannot agree upon such value within thirty (30) days after the designation of the second such appraiser, each such appraiser shall, within five (5) days after the expiration of such thirty (30)-day period, submit his appraisal of the Fair Market Value of the Franchise to the other appraiser in writing, and if the fair market values set forth in such appraisals vary by five percent (5%) or less of the greater value, the Fair Market Value of the Franchise shall be determined by calculating the average of the two fair market values determined by the two appraisers.

     If the fair market values set forth in the two appraisals vary by more than five percent (5%) of the greater value, the two Qualified Appraisers shall select a third Qualified Appraiser within an additional fifteen (15) days following the expiration of the aforesaid five (5)-day period. If the two appraisers are unable to agree upon the appointment of a third appraiser within such fifteen (15)-day period, either party may, upon written notice to the other, request that such appointment be made by any state court of competent jurisdiction for the State of Delaware.

     In the event that all three of the appraisers cannot agree upon the Fair Market Value of the Franchise within twenty (20) days following the selection of the third appraiser, each appraiser shall, within ten (10) days thereafter, submit his appraisal of the Fair Market Value of the Franchise to the other two appraisers in writing, and the Fair Market Value of the Franchise shall be determined by calculating the average of the two numerically closest values (or, if the values are equidistant, the average of all three values) determined by the three appraisers.

     In the event that any appraiser appointed hereunder does not or is unable to perform his or her obligation hereunder, then the party or the appraisers appointing such appraiser shall have the right to propose and approve unilaterally a substitute Qualified Appraiser, but if the party or the appraisers who have the right to appoint a substitute Qualified Appraiser fail to do so within ten (10) days after written notice from the other party (or either party in the event such appraiser was appointed by the other appraisers), either party may, upon written notice to the party having the right to appoint a substitute Qualified Appraiser, request that such appointment be made by such court of competent jurisdiction as described above; provided, however, that a party who has the right to appoint an appraiser or a substitute appraiser shall have the right to make such appointment only up until the time such appointment is made by such court.

     The parties agree that the Annual Continuing Fee for the Initial Term provided for in Section 5.1 shall not be evidence of the Fair Market Value of the Franchise for any Extended Term.

     In connection with the appraisal process, OpCo shall and shall cause OpCo Franchisees to provide the appraisers full access during normal business hours to examine the books, records, files and facilities of OpCo and all OpCo Franchisees.

     The costs of each such appraisal shall be borne equally by the parties.

     Upon determining such value, the appraisers shall promptly notify OpCo and Franchisor in writing of such determination. The determination of the Qualified Appraisers made in accordance with the foregoing provisions shall be final and binding upon the parties, such determination may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.

     Notwithstanding anything in this Agreement to the contrary, if the Annual Continuing Fee for any Extended Term as determined by appraisal pursuant to this
Section 4.4 is not satisfactory to Franchisor in Franchisor's sole discretion, or if Crescent elects to void OpCo's extension of the Facilities Lease with respect to such Extended Term pursuant to Article 19 of the Facilities Lease, then Franchisor shall have the right to render void OpCo's election to extend the term with respect to such Extended Term upon notice given to OpCo no later than thirty (30) days following the later of the determination of the Annual Continuing Fee pursuant to this Section 4.4, or Crescent's election to render void the extension of the Facilities Lease pursuant to the Facilities Lease, in which event this Agreement shall expire on the last day of the Initial Term or the then current Extended Term, as applicable.

     4.5. New Annual Continuing Fee. The Fair Market Value of the Franchise, as agreed by the parties or as determined by the Qualified Appraisers shall be the Annual Continuing Fee provided for in Section 5.1 below, for the succeeding Extended Term.



5.       ANNUAL CONTINUING FEES

     5.1. Annual Continuing Fee. For each "Contract Year" (as hereinafter defined) during the Initial Term, OpCo shall pay to Franchisor, subject to the terms of Section 5.4 below, an annual continuing fee (the "Annual Continuing Fee") in the amount of the greater of:

          (a) Seventy-Eight Million Three Hundred Thousand Dollars ($78,300,000) plus (i) an amount calculated by multiplying Seventy-Eight Million Three Hundred Thousand Dollars ($78,300,000) by the percentage increase in the Consumer Price Index, United States City Average for All Urban Consumers for All items (as published by the U.S. Department of Labor, Bureau of Labor Statistics) (the "CPI") between the end of the latest period for which said index has been published prior to the date of this Agreement and the end of the latest period for which said index has been published prior to the first day of said Contract Year (the "Minimum Annual Continuing Fee"), except that no adjustment to the Minimum Annual Continuing Fee shall be made for the second Contract Year (Contract Year beginning October 1,
     1997); it being understood that the adjustment made for the third Contract Year (Contract Year beginning October 1, 1998) shall take into consideration the change in the CPI between the end of the latest period for which said index has been published prior to the date of this Agreement and the end of the latest period for which said index has been published prior to the first day of the third Contract Year plus (ii) New Management Arrangement Fees; or

          (b) Seventy-Eight Million Three Hundred Thousand Dollars ($78,300,000) plus (i) 3% of OpCo Gross Revenues above One Billion Dollars ($1,000,000,000) and up to and including One Billion, Two Hundred Million Dollars ($1,200,000,000) during said Contract Year, plus (ii) 5% of OpCo Gross Revenues above One Billion, Two Hundred Million Dollars
     ($1,200,000,000) during said Contract Year, plus (iii) New Management Arrangement Fees.

     5.2. Definition of "Contract Year". As used in this Article 5, the term "Contract Year" shall refer to any period which begins on the date of this Agreement or any succeeding October 1 and ends on the earlier of the following September 30 or the effective date of expiration or termination of this Agreement.

     5.3. Monthly Installments. During each Contract Year, OpCo shall make monthly installments against the Annual Continuing Fee for said Contract Year. During the first and second Contract Years, each such monthly installment shall be equal to 1/12th of the Minimum Annual Continuing Fee for said Contract Year. During each subsequent Contract Year, each such monthly installment shall be equal to 1/12th of the greater of (a) the Minimum Annual Continuing Fee for said Contract Year or (b) the Annual Continuing Fee for the preceding Contract Year. The first monthly installment shall be paid on the date of this Agreement; and subsequent installments shall be paid on or before the first day of each subsequent calendar month during the Initial Term and each Extended Term of this Agreement.

     5.4. Annual Continuing Fee for Short Contract Year. If the term of this Agreement includes any Contract Year of less than 365 days (i.e., because the date of this Agreement or the effective date of expiration or termination of this Agreement is in the middle of a Contract Year), the Annual Continuing Fee for such Contract Year shall be the greater of:

          (a) the product of the Minimum Annual Continuing Fee for said Contract Year times a fraction the numerator of which is the number of days that this Agreement was in effect during said Contract Year (the "Effective Days") and the denominator of which is 365, or

          (b) the product of the amount calculated pursuant to subsection 5.1(b) above (provided, however, that for purposes of said calculation the "OpCo Gross Revenues" for said Contract Year shall be "OpCo Gross Revenues" as defined in Section 5.8 below for said Contract Year times a fraction the numerator of which is 365 and the denominator of which is the Effective
     Days), times a fraction the numerator of which is the Effective Days and the denominator of which is 365.

     5.5. Credit for Payments by OpCo Franchisees. Amounts paid by OpCo Franchisees to Franchisor, if any, pursuant to Article 4 of the respective Franchise Agreements shall reduce dollar for dollar OpCo's obligation pursuant to Sections 5.1, 5.3 and 5.4 above.

     5.6. Payment Following Contract Year End. If the aggregate dollar amount of payments delivered by OpCo to Franchisor in payment of the Annual Continuing Fee in respect of any Contract Year pursuant to Section 5.3 above is different than the Annual Continuing Fee for said Contract Year, a payment in the amount of such overpayment or underpayment shall be made by the appropriate party within seventy-five (75) days after the end of said Contract Year.

     5.7. Taxes. OpCo shall pay to Franchisor the amount of all sales taxes, use taxes, and similar taxes imposed upon or required to be collected on account of the Annual Continuing Fee and of goods or services furnished to OpCo and OpCo Franchisees by Franchisor, whether such goods or services are furnished by sale, lease or otherwise.

     5.8. OpCo Gross Revenues. "OpCo Gross Revenues" shall mean the sum of:

          (a) the Gross Revenues (as defined in the Franchise Agreement) of all OpCo Franchisees.

                  Plus,

          (b) subject to Article 10 unless otherwise agreed by Franchisor and OpCo pursuant to Article 10 for any Joint Venture or Managed Business (as defined below), the gross revenues ("Business Gross Revenues") of all the businesses which are the subject of Joint Ventures (the "Joint Venture Businesses") and the businesses which are the subject of management agreements and other agreements and arrangements of OpCo pursuant to which OpCo provides management, consulting or other services for so long as any such agreements or arrangements are in effect (the "Managed Businesses"). "Business Gross Revenues" shall mean the aggregate gross patient charges from each of the Joint Venture Businesses and each of the Managed Businesses at established billing rates less provision for contractual adjustments and provision for denied claims (where collection is not pursued directly from the patient), determined in accordance with generally accepted accounting principles, and the gross amount of all other revenues from whatever source derived (whether in form of cash, credit, agreements to pay, or other consideration, and whether or not payment is received at the time of the sale or provisions of services) which arise from or are derived by each of the Joint Venture Businesses and each of the Managed Businesses, or any other person affiliated with such business, directly or indirectly from products or services sold or provided directly or indirectly by each of the Joint Venture Businesses and each of the Managed Businesses or from the sale of products or services associated with the use of the Licensed Marks. Business Gross Revenues shall not include amounts not actually collected (bad debts) to the extent that such have been included in Business Gross Revenues reported to Franchisor for prior periods.

                  Plus,

          (c) except for amounts paid to OpCo by Franchisor pursuant to Paragraph 5 of Exhibit 5, the gross amounts of all OpCo's revenues from whatever source derived (whether in the form of cash, credit, agreements to pay, or other consideration, and whether or not payment is received at the time of the sale or provision of services), which arise from or are derived by OpCo, or any person affiliated with OpCo, directly or indirectly from products or services sold or provided directly or indirectly by OpCo or from the sale of services or products associated with the use of the Licensed Marks, excluding any amounts received by OpCo from any OpCo Franchisee the Gross Revenues of which are included in OpCo Gross Revenues pursuant to (a) above, and excluding any amounts received by OpCo from Joint Venture Businesses and Managed Businesses, the Business Gross Revenues of which are included in OpCo Gross Revenues pursuant to (b) above.

     5.9. Additional Remedies for Past Due Annual Continuing Fees. In addition to all other rights and remedies provided for herein and at law or in equity, subject to the Subordination Agreement in the event that there are Annual Continuing Fees past due from OpCo to Franchisor, Franchisor shall have the rights, exercisable upon written notice to OpCo, set forth in the table below opposite the amount past due:


                              RIGHTS OF FRANCHISOR/
AMOUNT IN ARREARS          PROHIBITED ACTIONS BY OPCO
====================  ==========================================================
6,000,000 or more   1.   Right to prohibit any incentive compensation to
                           OpCo management.
                      2.   Right to prohibit any vesting of OpCo
                           management equity.
$18,000,000 or more   1.   Right to prohibit any salary increases for key
                           personnel of OpCo.
                      2.   Right to prohibit any additional hiring by OpCo.
                      3.   Right to prohibit any new hospital
                           acquisitions/joint ventures directly or indirectly.
Above $24,000,000     1.   Right to require five percent (5%) cutback on
                           budgeted expenses under the then current
                           approved OpCo annual budget.
                      2.   Right to require monthly approval of
                           expenditures of the OpCo Business by
                           Franchisor, including capital and operating
                           expenditures.
                      3.   Right to require transfer of control and
                           management of OpCo and of Franchised
                           Businesses of OpCo Franchisees to Franchisor.
====================  ==========================================================
Rights are cumulative. OpCo agrees that, upon the exercise of any such right by Franchisor, OpCo will cease taking any prohibited action and will take the action required by Franchisor and will otherwise cooperate with Franchisor in carrying out the purpose and intent of this Section.

     5.10. Subordination. Franchisor's right to receive the payments required to be made by OpCo pursuant to this Article 5 is subject to the Subordination Agreement.

     5.11. Interest. OpCo shall pay to Franchisor interest on any amounts which are past due at the lower of the maximum rate permitted by law or the Prime Rate, plus six percent (6%) per annum; provided however that interest shall not accrue on past due amounts (i) to the extent Franchisor does not receive such payments as a result of the operation of the Subordination Agreement and (ii) to the extent OpCo fails to achieve EBITDA sufficient to pay such amounts, subject to OpCo's having during such period operated in accordance with OpCo's then-current annual budget approved by OpCo's Board of Directors.

     5.12. Negotiation of Fees. Each party hereby acknowledges that: (a) the Annual Continuing Fee payable pursuant to this Article 5 was established during the course of extensive, good faith, arms-length negotiations between the parties, in which each party was represented by counsel and advised by accountants, which professionals are familiar with the healthcare industry and franchising, and (b) it is fully satisfied that the Annual Continuing Fee payable pursuant to this Article 5 represents the present, and (as applicable) reasonably anticipated during the Initial Term, Fair Market Value of the Franchise.



6.       THE CHARTER SYSTEM

     Franchisor hereby grants to OpCo the right and license to utilize the Charter System in connection with the management and administration of the businesses franchised by Franchisor pursuant to Article 2 hereof, the management and administration of the businesses of the Existing Joint Ventures, the existing Managed Businesses and all New Arrangements pursuant to Article 10. In connection with the use of the Charter System in connection with the management and administration of such businesses, OpCo shall conform and comply with all covenants, rules, regulations, terms, conditions and procedures which are and may hereafter be reasonably required by Franchisor as applicable to the use by OpCo Franchisees of the Charter System under and pursuant to the OpCo Franchise Agreements, as applicable to OpCo's management and administration of such businesses. Upon expiration or termination of this Agreement OpCo shall conform and comply with all covenants, rules, regulations, terms, conditions and procedures which are or may hereafter be applicable to the discontinuance by OpCo Franchisees of the use of the Charter System under and pursuant to the OpCo Franchise Agreement (including under Article 13 of the OpCo Franchise Agreements), as applicable to OpCo's business under and pursuant to the Charter System and the discontinuance thereof.

7.       MANAGED CARE AGREEMENTS/PREFERRED PROVIDER STATUS

     The parties agree that during the continuance of this Agreement, all existing and future Managed Care Agreements, as defined below, shall be held in the name of Franchisor or a subsidiary of Franchisor. OpCo agrees during the continuance of this Agreement that neither it nor any subsidiary or affiliate will enter into any Managed Care Agreements. For the purposes of this Master Franchise Agreement, "Managed Care Agreements" means any and all contracts, agreements, letters of agreement, memoranda of understanding, or any like written or oral agreement (hereinafter referred to as "Managed Care Agreement"), with any insurer, managed care company or any other third-party payor (hereinafter collectively referred to as "Payor") which is obligated to pay for behavioral health care benefits for any person pursuant to a Payor benefit contract with such person, and under which such Managed Care Agreements such behavioral health services are provided for a negotiated reimbursement rate. The parties agree that for the purposes of this Master Franchise Agreement, Managed Care Agreements shall not include any agreement for the provision of behavioral health care services solely with a county or a local employee assistance program with services provided by a single OpCo subsidiary.

     The parties acknowledge that Franchisor or a subsidiary of Franchisor shall subcontract with OpCo to provide staffing to service and negotiate such Managed Care Agreements; provided, however, that Franchisor shall retain the right to determine which, if any, Managed Care Agreement shall be entered into in Franchisor's name. Franchisor shall use commercially reasonable best efforts, subject to applicable law, to cause OpCo Franchisees to have "preferred provider" status in connection with Franchisor's managed behavioral healthcare business on a basis substantially consistent with existing covenants, terms and conditions, unless the customer directs otherwise.

8.       OPERATION OF CALL CENTER

     Franchisor agrees to continue to operate or will provide a toll free "800" telephone number and related call center (the "800 Call Center"), to provide substantially the same services to OpCo Franchisees as those provided by the 800 Call Center operating immediately prior to the execution of this Agreement, subject to such modifications as Franchisor deems advisable from time to time to comply with applicable law or subject to such restructuring as OpCo and Franchisor shall agree. Each party agrees to use commercially reasonable best efforts to negotiate any such restructuring to comply with applicable law. OpCo shall have the right to and agrees to cause OpCo Franchisees to advertise the "800" telephone number and otherwise cooperate with Franchisor to use the 800 Call Center as a means of assisting customers to locate the places of business of franchisees of Franchisor.

9.       ENHANCEMENT OF THE CHARTER SYSTEM

     Franchisor and OpCo agree to cooperate in the creation, enhancement and updating of written manuals and materials setting forth the treatment, financial, legal and other protocols, programs and procedures, quality standards, quality assessment methods, performance improvement and monitoring programs and other matters comprising the Charter System. Such manuals and other materials (together "Charter System Materials") shall be prepared in a manner suitable for use by Franchisor in franchising others to use the Charter System. No changes shall be made by OpCo or OpCo Franchisees to the Charter System or the Charter System Materials without the express written consent of Franchisor, which consent shall not be unreasonably withheld. All protocols, programs, procedures, standards and methods, and all Charter System Materials shall be owned by Franchisor and used by OpCo and OpCo Franchisees only under and pursuant to this Agreement and the OpCo Franchise Agreements.

10.      MANAGEMENT CONTRACTS/JOINT VENTURES/CONSULTING
         AGREEMENTS

     OpCo agrees during the continuance of this Agreement that it will not enter into any new management agreements, joint ventures or consulting or other agreements relating to a Hospital/RTC Based Behavioral Healthcare Business ("New Arrangements") except (i) in the event a Franchise Agreement is entered into by Franchisor with respect to such business, or (ii) with the written consent of Franchisor in each instance. In each instance of a joint venture in which Franchisor shall have provided such written consent, Franchisor and OpCo, prior thereto, shall have agreed with respect to the joint venture (i) to the payment to Franchisor, in addition to all other amounts payable pursuant to this Agreement, of a percentage of OpCo's gross receipts from such New Arrangement agreeable to OpCo and Franchisor or
(ii) to the inclusion in Gross Revenues of the Business Gross Revenues of any such Joint Venture. In each instance of a management agreement, consulting agreement or other agreement or arrangement of Franchise Owner pursuant to which Franchise Owner provides management, consulting or other services, Franchise Owner shall pay to Franchisor (i) with respect to any such services provided to businesses within the Territory, 15% of (a) the gross amounts received by Franchise Owner, less (b) Franchise Owner's direct costs (not including overhead) of providing such services, or (ii) with respect to any such services provided to businesses outside the Territory, 30% of (a) the gross amounts received by Franchise Owner, less (b) Franchise Owner's direct costs (not including overhead) of providing such services (the amounts received by Franchisor pursuant to (i) or (ii) above are herein referred to as "New Arrangement Management Fees").

11.      ADVERTISING AND MARKETING

     11.1. Annual Expenditures. OpCo agrees that, in each year during the continuance of this Agreement, OpCo and OpCo Franchisees will expend such amount on advertising and marketing the Charter System and the OpCo Franchisees' businesses as is at least equal to the amount budgeted by OpCo in good faith pursuant to its then-current annual budget for such expenditures. If Franchisor determines that the amount so budgeted by OpCo in its approved annual budget for any year is significantly higher or lower than advisable, OpCo will establish a budget for such expenditures by Supermajority Vote of the Board. OpCo shall from time to time at the request of Franchisor upon reasonable prior notice provide to Franchisor reports of OpCo of such expenditures.

     11.2. Approval of Advertising. All advertising by OpCo and OpCo Franchisees shall be in such media, and of such type and format as Franchisor may reasonably approve; shall be conducted in a dignified manner and shall conform to such standards and requirements as Franchisor may reasonably specify. Advertising approved by Franchisor as meeting the requirements of the preceding sentence shall continue to be deemed approved unless and until Franchisor shall notify OpCo otherwise. OpCo and OpCo Franchisees shall not use any advertising or promotional plans or materials not prepared by Franchisor unless and until OpCo and OpCo Franchisees have received written approval from Franchisor following the submission of samples thereof to Franchisor. If written approval is not received by OpCo and OpCo Franchisees from Franchisor or its designee within fifteen (15) days of the date of receipt by Franchisor of such samples, Franchisor shall be deemed to have disapproved such samples.



12.      STATEMENTS, RECORDS AND FEE PAYMENTS

     12.1. Maintenance of Records; Audit Rights. OpCo shall, in a manner reasonably satisfactory to Franchisor, maintain original, full and complete records, accounts, books, data, licenses, contracts and invoices which shall accurately reflect all particulars relating to OpCo's Business and such statistical and other information or records as Franchisor may require and shall keep all such information for not less than three (3) years, even if this Agreement is no longer in effect. OpCo shall compile and provide to Franchisor any statistical or financial information regarding the operation of OpCo's Business, the services and products sold by it, or data of a similar nature as Franchisor may reasonably request. Franchisor and its designated agents shall have the right to examine and audit such records, accounts, books and data at all reasonable times to insure that OpCo is complying with the terms of this Agreement. In connection with any such examination or audit, Franchisor shall not be entitled to any adjustment to the extent that OpCo Gross Revenues have been computed in accordance with Section 5.8 and in accordance with generally accepted accounting principles consistently applied. If such inspection discloses, and it is ultimately determined, that the OpCo Gross Revenues during any scheduled reporting period actually exceeded the amount reported by OpCo as OpCo Gross Revenues by an amount equal to two percent (2%) or more of the OpCo Gross
Revenues originally reported to Franchisor, OpCo shall bear the cost of such inspection and audit (not including any premium or contingent fee arrangement) and shall pay any such deficiency with interest from the date due, until paid, at the lesser of the highest rate permitted by applicable law or the Prime Rate, plus six percent (6%) per annum, immediately upon the request of Franchisor.

     12.2. Tax Reports. Upon Franchisor's request, OpCo shall furnish Franchisor with a copy of each of OpCo's and OpCo Franchisee's reports and returns of sales, use and gross receipt taxes and complete copies of any state or federal income tax returns covering the operation of the OpCo Business.

     12.3. Reports. Upon Franchisor's request, OpCo shall furnish Franchisor with a copy of each of OpCo's and all OpCo Franchisees' reports required under applicable federal and state laws, rules and regulations, including but not limited to such reports required under "Medicare" and "Medicaid" laws, rules and regulations.

     12.4. Unaudited Periodic Statements. OpCo shall prepare and deliver to Franchisor on a quarterly basis, no later than twenty-five (25) days following the close of each fiscal quarter of OpCo, an unaudited profit and loss statement in a form reasonably satisfactory to Franchisor covering OpCo's Business for the prior fiscal quarter and fiscal year to date and showing OpCo Gross Revenues for the prior fiscal quarter and fiscal year to date, all of which shall be certified by OpCo to present fairly in all material respects such matters. OpCo shall also submit to Franchisor no later than twenty-five (25) days following the close of each fiscal quarter of OpCo during the term of this Agreement, an unaudited balance sheet reflecting the financial position of the OpCo's Business as of the preceding fiscal quarter end.

     12.5. Audited Annual Statement. In addition to the foregoing unaudited statements, within 75 days after the close of each fiscal year of OpCo, OpCo shall furnish to Franchisor, at OpCo's expense, an audited statement of income and retained earnings of OpCo's Business for such fiscal year and an audited balance sheet of OpCo's Business as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles and certified to by a certified public accountant. Such financial statements shall be accompanied by a certificate of such certified public accountant certifying OpCo Gross Revenues for the prior year.

13.      ADDITIONAL COVENANTS OF OPCO

     13.1. Covenant During Term. During the Term of this Agreement, OpCo covenants not to engage directly or indirectly as an owner, operator, in any managerial capacity, or otherwise in any business (i) other than as a franchisee of the Charter System pursuant to a Franchise Agreement; (ii) other than pursuant to an agreement with Franchisor with regard to one or more New Products; (iii) other than pursuant to New Arrangements; (iv) other than OpCo's business of the management and administration of the businesses franchised by Franchisor pursuant to Article 2 hereof or pursuant to the Joint Ventures, or businesses conducted by OpCo Franchisees with regard to one or more New Products.

     13.2. Covenant Not to Compete Post-Term. Following the termination or expiration of this Agreement and for a period expiring on the earlier of three
(3) years following the expiration or termination of this Agreement or the thirty-second anniversary of the date of this Agreement, OpCo covenants not directly or indirectly to engage as an owner, operator, or in any managerial capacity (i) in any Hospital/RTC Based Behavioral Healthcare Business, or (ii) in any business with respect to a New Product, other than pursuant to a written agreement with Franchisor; provided, however, that OpCo shall not be prohibited hereby from owning equity securities of any such businesses whose shares are traded on a stock exchange or on the over-the-counter market so long as the ownership interest represents five percent (5%) or less of the total number of outstanding shares of such business. The geographic area of the restrictions provided for in this Section 13.2 shall be limited to (i) the Territories of the OpCo Franchisees at the date of the termination or expiration of this Agreement and during the two years prior thereto, which Territories shall, from time to time, be included in Exhibit 3 hereto; (ii) the geographic areas within a ten
(10) mile radius of any Joint Venture Business and Managed Business in existence at the date of the expiration or termination of this Agreement, which shall from time to time be included as a part of Exhibit 3 hereto, and (iii) and the geographic areas within a ten (10) mile radius of any place of business of OpCo at the date of the expiration or termination of this Agreement.

     13.3. Acknowledgment of Reasonableness. The parties hereto acknowledge that the provisions of Sections 13.1 and 13.2 have been negotiated fully and fairly by the parties, each being represented and advised by counsel. OpCo acknowledges that it is willingly and freely agreeing to the provisions of Section 13.1 and
13.2 as reasonable and necessary under the circumstances. One of the acknowledged reasonable business purposes of Franchisor is to protect Franchisor's goodwill and proprietary rights. OpCo further acknowledges that Franchisor would not enter into this Agreement without the covenants of Sections
13.1 and 13.2 and that it is fair and reasonable to OpCo that OpCo be subject to such covenants.

     13.4. Confidential Information. During the Term of this Agreement and following the expiration or termination of the Agreement, OpCo covenants not to communicate directly or indirectly, nor to divulge to or use for its benefit or the benefit of any other person or legal entity, any trade secrets which are proprietary to Franchisor or any information, knowledge or know-how deemed confidential by Franchisor pursuant to Section 10.4 of the Franchise Agreement, except as permitted by Franchisor. Notwithstanding the foregoing, this obligation shall not apply to information: (a) which at the time of disclosure is readily available to the trade or public; (b) which after disclosure becomes readily available to the trade or public, other than through breach of this Agreement; (c) which is subsequently lawfully and in good faith obtained by such party from an independent third party without breach of this Agreement; (d) which was in possession of such party prior to the date of disclosure; or (e) which is disclosed to others in accordance with the terms of a prior written authorization between the parties to this Agreement. In the event of any termination, expiration or non-renewal of this Agreement, OpCo agrees that it will never use Franchisor's confidential information, trade secrets, methods of operation or any proprietary components of the Charter System in the design, development or operation of any behavioral healthcare business, including, without limitation, any Hospital/RTC Based Behavioral Healthcare Business. The protection granted hereunder shall be in addition to and not in lieu of all other protections for such trade secrets and confidential information as may otherwise be afforded in law or in equity.

     13.5. Confidential Agreements with Certain Employees. Consistent with Franchisor's existing policies with respect to employee non-disclosure agreements, OpCo agrees to maintain and cause new employees of OpCo to execute employee non-disclosure agreements, in the form employed by Franchisor as of the date hereof (or such other form as reasonably requested by Franchisor), which shall prohibit disclosure by such parties to any other person or legal entity of any trade secrets or any other information, knowledge or know-how deemed confidential by Franchisor concerning the operation of the Charter System. Franchisor shall be a third party beneficiary of such agreements and OpCo shall not amend, modify or terminate any such agreement without Franchisor's prior written consent.

     13.6. Severability. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. Should any part of one or more of these restrictions be found to be unenforceable by virtue of its scope in terms of area, business activity prohibited or length of time, and should such part be capable of being made enforceable by reduction of any or all thereof, OpCo and Franchisor agree that the same shall be enforced to the fullest extent permissible under the law. In addition, Franchisor may, unilaterally, at any time, in its sole discretion, revise any of the covenants in this Section 13 so as to reduce the obligations of OpCo hereunder. The running of any period of time specified in this Section 13 shall be tolled and suspended for any period of time in which OpCo is found by a court of competent jurisdiction to have been in violation of any restrictive covenant. OpCo further expressly agrees that the existence of any claim it may have against Franchisor whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Article 13.



14.      ADDITIONAL FRANCHISOR COVENANT NOT TO COMPETE

     14.1. Covenant Not to Compete. Franchisor agrees that OpCo shall be a third-party beneficiary of the covenants set forth in Section 1 of each of the OpCo Franchise Agreements as and to the extent such restrict Franchisor from engaging in certain businesses and as such shall have full rights to enforce such covenants.

     14.2. Wholly-owner Subsidiary. Franchisor agrees that throughout the term of this Agreement, Charter Franchise Services, LLC shall remain a wholly-owned subsidiary of Magellan.

     14.3. Waiver of Surety Defenses by Franchisor and Nature of Obligations. The obligations of Franchisor under this Agreement are joint and several and include any and all debts, obligations, whether of payment or performance, and liabilities arising out of or relating to this Agreement, whether such debts, obligations and liabilities are heretofore, now, or hereafter made, incurred, or created, whether such debts, obligations and liabilities are voluntary or involuntary, liquidated or unliquidated, secured or unsecured, and including but not limited to contingent debts, obligations and liabilities, and whether or not any or all such debts, obligations and liabilities are or become unenforceable against either Franchisor as a result of the operation of bankruptcy or insolvency laws.

     With respect to any debt, liability or obligation with respect to which one Franchisor is deemed to be a surety or guarantor of the other Franchisor, such Franchisor deemed to be a surety or guarantor hereby unconditionally and irrevocably waives (a) (i) any right to require that any action be brought against the other Franchisor without regard to whether the other Franchisor, or both, were directly responsible for any breach of this Agreement; (ii) presentment, notice of dishonor, protest, diligence, demand for payment, performance or enforcement, and all notices of any kind, including without limitation: notice of acceptance hereof, notice of the creation of any obligations of Franchisor hereunder (except as otherwise expressly required in this Agreement) notice of nonpayment, nonperformance or other default, and notice of any action taken to collect upon any of the obligations of Franchisor hereunder or enforce any of the provisions hereof against Franchisor; and (iii) any claim for contribution from any other person, including the other Franchisor; and (b) except to the extent that OpCo would not have had the benefit of such protections had the Franchisor not been deemed to be a surety or guarantor (i) any failure of OpCo to take any steps to preserve its rights hereunder; (ii) any setoffs against OpCo which would otherwise impair OpCo's rights against either Franchisor hereunder; and (iii) any requirement to mitigate damages. Each Franchisor also expressly waives the provisions of Sections 49-25 and 49-26 of the Code of Virginia.

15.      NEGATIVE COVENANTS OF OPCO

     In the event that pursuant to Section 15 of the Operating Agreement Franchisor sells its entire Interest in OpCo, from and after the close of the sale of Franchisor's entire Interest (a "Buy/Sell Event"), OpCo shall not do any of the following, without the prior written consent of Franchisor:

     15.1. Restriction of Indebtedness. Create, incur or assume any indebtedness for borrowed money or the deferred purchase price of any asset (including obligations under Capitalized Leases), except indebtedness subordinated to all debts, obligations and liabilities of OpCo to Franchisor pursuant to a subordination agreement on terms and conditions acceptable to Franchisor;

     15.2. Restrictions on Liens. Create or permit to be created any mortgage, pledge, encumbrance or other lien or security interest in any property or assets, except for any such that individually or in the aggregate are immaterial to OpCo.

     15.3. Dividends and Redemptions. Make any distribution on account of any Interest, or redeem, purchase or otherwise acquire directly or indirectly, any Interest, except that OpCo shall have the right to make cash distributions so long as no default has occurred and is continuing in the payment of any amount due from OpCo to Franchisor pursuant to this Agreement and so long as, after giving effect to the payment of the distribution sufficient working capital is available for the payment of Annual Continuing Fees as provided in Article 5 hereof and budgeted operating expenses for the three full calendar months following the date of payment of such distribution.

     15.4. Acquisitions and Investments. Acquire any material assets or any other business or make any material loan, advance or extension of credit to, or investment in, any other person, corporation or other entity, including investments acquired in exchange for stock or other securities or obligations of any nature (other than to subsidiaries or in connection with cash management functions in the ordinary course of business), or create or participate in the creation of any subsidiary or joint venture.

     15.5. Liquidation; Merger; Disposition of Assets. Liquidate or dissolve; or merger with or into or consolidate with or into any corporation or other entity; or sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets or business (other than sales made in the ordinary course of business).

     15.6. Salaries and Other Compensation. Modify salaries, bonuses, profit-sharing payments or any other compensation from that set forth in the Annual Budget in effect at the time of the Buy/Sell Event to any officers, directors, and other employees receiving in excess of $150,000 in annual compensation and benefits (including without limitation, severance payments).

     15.7. Affiliates. Amend the Facilities Lease to increase the amount or accelerate the payment of the Rent (as defined in the Facilities Lease) or any installment thereof or engage in any material transaction with (i) any Affiliate, (ii) Crescent or (iii) an Affiliate of Crescent, other than pursuant to contracts or ongoing arrangements existing at the time of the Buy/Sell Event, including amending in any material respect any such contracts or other ongoing arrangements existing at the time of such Buy/Sell Event.

     15.8. Business Activities. Fail to carry on its business activities in substantially the manner such activities are conducted on the date of the close of the sale of Franchisor's Interest or make any material change in the nature of its business or enter into any material contract that is not in the ordinary course of OpCo's business.

     15.9. No Bankruptcy. (i) Dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of OpCo or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate or other action to authorize any of the actions set forth in clauses
(i) through (vi) of this paragraph.

16.      TRANSFER AND ASSIGNMENT

     16.1. Assignment by Franchisor. This Agreement and all rights and duties hereunder may not be assigned or transferred by Franchisor except (i) with the prior written consent of OpCo and Crescent, in its capacity as lessor under the Facilities Lease, which consent shall not be unreasonably withheld, conditioned or delayed, or (ii) to an entity which simultaneously therewith acquires all or substantially all of Franchisor's business and assets. Franchisor may grant a security interest in Franchisor's rights and interest in (but not its obligations under) this Agreement to any of Franchisor's lenders by means of an assignment for collateral purposes.

     16.2. Assignment by OpCo. This Agreement and all rights and duties hereunder may not be assigned or transferred by OpCo except (i) with the written consent of Franchisor, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) to an entity which simultaneously therewith acquires all or substantially all of OpCo's business and assets, provided in each case that such transferee/assignee also acquires or assumes OpCo's rights and obligations under the Facilities Lease, or (iii) if the Facilities Lease is terminated prior to the end of the Initial Term or any Extended Term as a result of an Event of Default under the Facilities Lease, and if Crescent exercises its election under the Facilities Lease to assume all (and not less than all) of the obligations of OpCo under this Agreement and all other agreements specified in the Facilities Lease from the date of such assumption, to Crescent or its designee.

     16.3. Consent Not a Waiver. Franchisor's consent to an assignment by OpCo granted herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

     16.4. Consequences of Permitted Assignment to Crescent. Following assignment of this Agreement to Crescent pursuant to subsection 16.2(iii) above, anything to the contrary in Section 17.1 and Section 17.3 below notwithstanding, Franchisor may (i) terminate this Agreement and all of said assignee's rights hereunder for "good cause", which shall mean the occurrence of any default described in (a) through (f) below, effective immediately upon the date Franchisor gives written notice of termination, upon such other date as may be set forth in such notice of termination, or in those instances enumerated below in paragraph (a), automatically upon the occurrence of an event of default. The occurrence of any one or more of the following events shall constitute an event of default and grounds for termination of this Agreement by Franchisor:

          (a) Automatically, without notice or action required by Franchisor, if said assignee becomes insolvent or makes a general assignment for the benefit of creditors, or, unless otherwise prohibited by law, if a petition in bankruptcy is filed by said assignee, or such a petition is filed against and consented to by said assignee or not dismissed within thirty
     (30) days, or if a bill in equity or other proceeding for the appointment of a receiver of said assignee or other custodian for said assignee's business or assets is filed and consented to by said assignee, or if a receiver or other custodian (permanent or temporary) of said assignee's assets or property, or any part thereof, is appointed;

          (b) If there is any violation of any transfer and assignment provision contained in this Article 16 of this Agreement;

          (c) If said assignee fails, for a period of fifteen (15) days after notification of non-compliance by appropriate authority to comply with any law, rule or regulation applicable to the operation of its business; provided, however, that if such non-compliance is susceptible to cure but such cure cannot be accomplished with due diligence within such period of time, and if, in addition, said assignee commences to cure such non-compliance within fifteen (15) days after notification of non-compliance and thereafter prosecutes the curing of such non-compliance with due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such non-compliance with due diligence and further provided, that Franchisor may not terminate this Agreement pursuant to this
     Section 16.4(c) if such non-compliance is the non-compliance of one or more Franchised Businesses (and not of OpCo) and Franchisor may as a result terminate the corresponding Franchise Agreement or Franchise Agreements;

          (d) If said assignee, other than in an immaterial respect, violates any covenant of confidentiality or non-disclosure contained in Section 13.4 or Section 13.5 of this Agreement;

          (e) If said assignee fails to perform or breaches any covenant, obligation, term, condition, warranty or certification herein (other than those related to the payment of amounts due Franchisor, which are the subject of [F] below) and fails to cure such non-compliance or deficiency within thirty (30) days after Franchisor's written notice thereof; provided, however, that if such non-compliance or deficiency is susceptible to cure but such cure cannot be accomplished with due diligence within such period of time, and if, in addition, said assignee commences to cure such non-compliance or deficiency within thirty (30) days after notification of non-compliance or deficiency and thereafter prosecutes the curing of such non-compliance or deficiency with due diligence, such period of time shall be extended to such period of time (not to exceed an additional one hundred eighty (180) days in the aggregate) as may be necessary to cure such non-compliance or deficiency with due diligence;

          (f) If said assignee fails to pay the Annual Continuing Fee owed to Franchisor under this Agreement when due or within ten (10) days thereafter, or fails to pay any other amounts owed to Franchisor under this Agreement within ten (10) days after notice from Franchisor of such obligation, or (ii) participate in the filing of an involuntary petition for the entry of an "order for relief" with respect to said assignee pursuant to Section 303 of the U.S. Bankruptcy Code, anything to the contrary in Section 17.3 below notwithstanding.

     16.5. Parties Bound and Benefitted. This Agreement shall be binding on the parties and their respective successors and assigns. This Agreement shall inure to the benefit of the parties and their respective permitted successors and assigns.



17.      RIGHTS OF AGGRIEVED PARTY UPON DEFAULT

     17.1.  Franchisor's  Right to  Terminate.  Except as otherwise  provided in
Section 16.4 above, Franchisor may not terminate this Agreement prior to the expiration of its term (whether because of OpCo's breach, material or otherwise) except with the prior written consent of (i) OpCo, which consent shall be evidenced by a Supermajority Vote of the Board of OpCo, and (ii) the prior written consent of Crescent, in its capacity as lessor under the Facilities Lease. The provisions of this Section 17.1 shall not in any way be deemed to limit or restrict Franchisor's right to terminate any franchise agreement or other agreement in accordance with its terms.

     17.2. OpCo's Right to Terminate. OpCo may not terminate this Agreement prior to the expiration of its term (whether because of Franchisor's breach, material or otherwise) except with the prior written consent of Franchisor and Crescent, in its capacity as lessor under the Facilities Lease. Any decision by OpCo to terminate this Agreement shall be evidenced by a Supermajority Vote of the Board.

     17.3. Franchisor's Right to Participate in Involuntary Bankruptcy Petition. Except as otherwise provided in Section 16.4 above, Franchisor shall not participate in the filing of an involuntary petition for the entry of an "order for relief" with respect to OpCo pursuant to Section 303 of the U.S. Bankruptcy Code.

     17.4. Other Remedies. Except as otherwise provided in this Article 17 or in the Subordination Agreement, nothing in this Agreement shall abridge the remedies available to Franchisor as a result of the breach by OpCo of the terms of this Agreement, including, but not limited to, seeking any remedy at law or in equity, including seeking and obtaining judgments and enforcing such judgments.

18.      INSURANCE

     18.1. Maintenance of Insurance. Throughout the term of this Agreement, OpCo shall maintain in effect at all times a policy or policies of insurance, designating Franchisor as an additional insured at OpCo's sole cost and expense, as set forth on Exhibit 6.

     18.2. Notices of Claims under Insurance Policies. OpCo shall promptly notify Franchisor of any and all claims against OpCo, any OpCo Franchisee and/or Franchisor under said policies of insurance and shall deliver to Franchisor certificates evidencing that the insurance required by Section 17.1 is in full force and effect within thirty (30) days after signing this Agreement and each year thereafter. Such insurance certificates shall contain a statement that the insurance shall not be cancelled without thirty (30) days' prior written notice to OpCo and to Franchisor.

     18.3. Notices of Other Claims/Events. OpCo shall promptly notify Franchisor of any and all demands, claims, suits, actions, causes of action, proceedings and assessments (together "Claims") brought, made or threatened in writing against OpCo and/or any OpCo Franchisee, and of the occurrence of any events which might result in such a Claim, in each case within five (5) business days after OpCo becomes aware thereof, and will provide to Franchisor information concerning such Claims or events as Franchisor may from time to time reasonably request.

19.      INDEMNIFICATION AND INDEPENDENT CONTRACTOR

     19.1. Indemnification and Hold Harmless. OpCo agrees to protect, defend, indemnify, and hold Franchisor, and its respective directors, officers, agents, attorneys and shareholders, jointly and severally, harmless from and against all claims, actions, proceedings, damages, costs, expenses and other losses and liabilities, directly or indirectly incurred (including without limitation reasonable attorneys' and accountants' fees) as a result of, arising out of, or connected with the operation of OpCo's Business, except those directly resulting from Franchisor's willful misconduct or fraud. Franchisor agrees to protect, defend, indemnify and hold OpCo, and its respective directors, officers, agents, attorneys and shareholders, jointly and severally, harmless from and against all claims, actions, proceedings, damages, costs, expenses and other losses and liabilities, directly or indirectly arising out of or connected with the operation of the OpCo's Business arising directly from Franchisor's willful misconduct or fraud.

     19.2. Independent Contractor. In all dealings with third parties including, without limitation, employees, suppliers and patients, OpCo shall disclose in an appropriate manner reasonably acceptable to Franchisor that it is an independent entity. Nothing in this Agreement is intended by the parties hereto to create a fiduciary relationship between them nor to constitute OpCo an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of Franchisor for any purpose whatsoever. It is understood and agreed that OpCo is an independent contractor and is in no way authorized to make any contract, warranty or representation or to create any obligation on behalf of Franchisor.

20.      WRITTEN APPROVALS, WAIVERS AND AMENDMENT

     20.1. Prior Approvals. Whenever this Agreement requires Franchisor's prior approval, OpCo shall make a timely written request. Unless a different time period is specified in this Agreement, Franchisor shall respond with its approval or disapproval within fifteen (15) days of receipt of such request. If Franchisor has not specifically approved a request within such fifteen (15) day period, such failure to respond shall be deemed disapproval of any such request.

     20.2. No Waiver. No failure of Franchisor to exercise any power reserved to it by this Agreement and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Franchisor's right to demand exact compliance with any of the terms herein. No waiver or approval by Franchisor of any particular breach or default by OpCo, nor any delay, forbearance or omission by Franchisor to act or give notice of default or to exercise any power or right arising by reason of such default hereunder, nor acceptance by Franchisor of any payments due hereunder shall be considered a waiver or approval by Franchisor of any preceding or subsequent breach or default by OpCo of any term, covenant or condition of this Agreement.

     20.3. Written Amendments. Except as otherwise specifically provided in this Agreement, no amendment, change or variance from this Agreement shall be binding upon either Franchisor or OpCo except by mutual written agreement or in accordance with Section 3.10 of the Subordination Agreement.

21.      ENFORCEMENT

     21.1. Inspections. In order to ensure compliance with this Agreement and to enable Franchisor to carry out its obligation under this Agreement, OpCo agrees that Franchisor and its designated agents shall be permitted, with or without notice, full and complete access during business hours to inspect all premises at which OpCo's Business is conducted and all records thereof, including, but not limited to, records relating to OpCo's and OpCo's Franchisees' patients, suppliers, employees and agents. OpCo shall cooperate fully with Franchisor and its designated agents requesting such access.

     21.2. No Right to Offset. OpCo will not, for any reason, withhold payment of any monthly payment, fee or any other fees or payments due to the Franchisor under this Agreement or pursuant to any other contract, agreement or obligation to the Franchisor. OpCo shall not have the right to "offset" any liquidated or unliquidated amounts, damages or other funds allegedly due to OpCo from the Franchisor against any monthly payment, fee or any other fees or payments due to the Franchisor under this Agreement or otherwise.

22.      REPRESENTATION OF FRANCHISOR

     Franchisor has delivered to OpCo a copy of its final proxy statement for Magellan's 1987 Annual Meeting of Shareholders ("Proxy Statement") to shareholders for its Annual Meeting of Shareholders at which, among other matters, shareholders of Franchisor will consider and vote on the transactions which are the subject of the Transaction Documents. Except as described in the Proxy Statement, or in documents filed with the Securities Exchange Commission pursuant to applicable law, Franchisor is not aware of any material risk that Franchisor is, in the conduct of the Business (as defined in the Contribution Agreement) prior to the closing of the transaction contemplated by the Transaction Documents, or that OpCo will be, in the conduct of the Business after the closing of the transaction contemplated by the Transaction Documents, in violation of applicable federal law specifically designed to regulate the healthcare industry, which violation will have a material adverse effect on Franchisor or OpCo. Franchisor will, without the requirement that it waive any privilege, provide Crescent and OpCo with access to its counsel Sanford Teplitzky to discuss issues relating to Franchisor's business and the performance by the parties of the Transaction Documents under applicable federal law specifically designed to regulate the healthcare industry.

23.      ENTIRE AGREEMENT

     This Agreement including the exhibits referred to herein and the Transaction Documents contain the entire agreement of the parties. No other agreements, written or oral, shall be deemed to exist, and all prior agreements and understandings are superseded hereby. There are no conditions to this agreement which are not expressed herein or in the Transaction Documents.

24.      NOTICES

     Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgement of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

     All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

     All such notices shall be addressed:

                  If to OpCo, to:

                           Charter Behavioral Health Systems, LLC
                           3414 Peachtree Road, N.E.
                           Suite 900
                           Atlanta, Georgia  30326
                           Facsimile:         (404) 814-5795

                  with copies to:

                           David M. Dean
                           Senior Vice President, Law
                           Crescent Real Estate Equities, Ltd.
                           777 Main Street
                           Suite 2100
                           Fort Worth, Texas  76102
                           Facsimile:  (817) 878-0429
                           and

                           Wendelin A. White
                           Shaw, Pittman, Potts & Trowbridge
                           2300 N Street, N.W.
                           Washington, DC  20037
                           Facsimile:  (202) 663-8007

                  If to Franchisor, to:

                           Steve J. Davis
                           Executive Vice President,
                           Administrative Services and General Counsel
                           3414 Peachtree Road, N.E.
                           Suite 1400
                           Atlanta, Georgia  30326
                           Facsimile:  (404) 814-5793

                  with copies to:

                           Robert W. Miller
                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia  30303-1763
                           Facsimile:  (404) 572-5100

                           and

                           Benn S. DiPasquale
                           Foley & Lardner
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin  53202-5367
                           Facsimile:  (414) 297-4998

     By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

25.      GOVERNING LAW AND DISPUTE RESOLUTION

     25.1. Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Delaware applicable to contacts among residents of Delaware which are to be performed entirely within Delaware, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or
(iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Delaware; or (vii) any combination of the foregoing.

     Subject to Section 25.2 below, to the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of Delaware as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Delaware and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

     25.2. Arbitration/Litigation.

          (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Wilmington, Delaware, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. The parties hereby submit to the in personam jurisdiction of the federal and state courts in Delaware, for the purpose of confirming any such award and entering judgment thereon.

          (b) Notwithstanding the foregoing, Franchisor may, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants of OpCo in this Agreement. OpCo acknowledges that its violation or threatened violation of the provisions of Article 13 would cause Franchisor irreparable injury and, in addition to any other remedies to which Franchisor may be entitled, that Franchisor shall be entitled to injunctive relief.

26.      SEVERABILITY, CONSTRUCTION AND OTHER MATTERS

     26.1. Severability. Should any provision of this Agreement be for any reason held invalid, illegal or unenforceable by a court of competent jurisdiction, such provision shall be deemed restricted in application to the extent required to render it valid; and the remainder of this Agreement shall in no way be affected and shall remain valid and enforceable for all purposes. In the event that any provision of this Agreement should be for any reason held invalid, illegal or unenforceable by a court of competent jurisdiction, or in the event the performance or compliance by any party with any provision of this Agreement shall result in such party being in violation of any law, rule or regulation of any governmental authority, then in any of such events the parties agree to use commercially reasonable best efforts to amend in a manner reasonably consistent with each parties'
economic interests the obligations of the parties under and pursuant to the Agreement so as to cause the parties obligations hereunder to be enforceable and not in violation of any law, rule or regulation of any governmental authority. In the event such total or partial invalidity or unenforceability of any provision of this Agreement exists only with respect to the laws of a particular jurisdiction, this paragraph shall operate upon such provision only to the extent that the laws of such jurisdiction are applicable to such provision. Each party agrees to execute and deliver to the other any further documents which may be reasonably required to effectuate fully the provisions hereof. OpCo understands and acknowledges that Franchisor shall have the right, in its sole discretion, on a temporary or permanent basis, to reduce the scope of any covenant or provision of this Agreement binding upon OpCo, or any portion hereof, without OpCo's consent, effective immediately upon receipt by OpCo of written notice thereof, and OpCo agrees that it will comply forthwith with any covenant as so modified, which shall be fully enforceable.

     26.2. Regulatory Reports. Each party agrees to reasonably cooperate with the other in providing on a timely basis all documents and information in its possession or reasonably available to it, reasonably required by the other for reports or filings required by any governmental or other regulatory authority.

     26.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

     26.4. Table of Contents, Headings and Captions. The table of contents, headings and captions contained herein are for the purposes of convenience and reference only and are not to be construed as a part of this Agreement. All terms and words used herein shall be construed to include the number and gender as the context of this Agreement may require. The parties agree that each section of this Agreement shall be construed independently of any other section or provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal on the date first written above.


                                MAGELLAN HEALTH SERVICES, INC.


                                By: \s\ Howard A. McLure
                                    ------------------------------
                                Title: Senior Vice President
                                       ---------------------------

                                CHARTER FRANCHISE SERVICES, LLC


                                By: \s\ Howard A. McLure
                                    -------------------------------
                                Title: Senior Vice President
                                       ----------------------------



                                CHARTER BEHAVIORAL HEALTH
                                SYSTEMS, LLC


                                By: \s\ W. Stephen Love
                                    --------------------------------
                                Title: Senior Vice President and CFO
                                       -----------------------------